UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

           Date of Report (Ddate of earliest reported): January 29, 2002
                                                        ______________


                               Sense Technologies Inc.
              ____________________________________________________
             (Exact name of registrant as specified in its charter)


    B.C. Canada                          82-2978              90010141
____________________________           ____________         ________________
(State or other jurisdiction           (Commission          (IRS Employer
   of incorporation)                   File Number)         Identification No.)


14441 DuPont Court, Suite 103, Omaha, NE                        68144
_____________________________________                        ____________
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code  (402) 697-3900
                                                    _______________


                                     None
         _____________________________________________________________
         (Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

On December 18, 2001, NASDAQ, on which the Company lists its common stock for trading in The Nasdaq SmallCap Market, under the symbol SNSG, notified the Company that its common stock market capitalization had been below the minimum $35 million required for continued inclusion set forth in Marketplace Rule 4310(c)(2)(B)(ii) (the "Rule") for the previous 10 consecutive trading days. Therefore, in accordance with Marketplace Rule 4310(c)(8)(C), the Company was provided 30 calendar days, or until January 17, 2002, to regain compliance with the Rule.

On January 18, 2002, the Company received notification from Nasdaq that it had not regained compliance in accordance with Marketplace Rule 4310(c)(8)(C), and would be subject to delisting from The Nasdaq SmallCap Market at the opening of business on January 28, 2002.

On January 25, 2002, the Company appealed the determination and requested an oral hearing before a Nasdaq Listing Qualifications Panel to review the Staff's Determination. NASDAQ notified the Company that a hearing to determine the continued listing on The Nasdaq SmallCap Market would be scheduled for February 21, 2002. As a consequence of this request for a hearing, the decision to delist the Company's common stock from The Nasdaq SmallCap Market on January 28, 2002, was stayed until the Nasdaq Listings Qualification Panel reaches a final decision.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Sense Technologies Inc.
                                                  _________________________
                                                       (Registrant)


                                                   /s/Mark Johnson
                                                      Mark Johnson/President
                                                   _________________________
                                                         (Signature)*

Date:    January 29, 2002

*Print name and title of the signing officer under his signature.